HomeStreet Announces a Common Stock Dividend of $0.35 Per Share

SEATTLE – January 27, 2023 – HomeStreet, Inc. (Nasdaq: HMST) (“HomeStreet”), the parent company of HomeStreet Bank (the “Bank” and together with HomeStreet, the “Company”), announced that the Board of Directors approved a $0.35 per share quarterly dividend. The dividend is payable on February 22, 2023 to shareholders of record at the close of business on February 8, 2023.
About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.
Contacts:
Executive Vice President and Chief Financial Officer:
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

or

Media Relations:
Misty Ford, (206) 876-5506
misty.ford@homestreet.com